Exhibit 5.1
April 12, 2010
World Energy Solutions, Inc.
446 Main Street
Worcester, MA 01608

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
I have acted as counsel for World Energy Solutions, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933 (the “Act”) of the following securities of the Company having an aggregate initial public offering price of up to U.S. $20,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies: (a) shares of Common Stock, par value $0.0001 per share (“Common Stock”), (b) shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”), in one or more series, (c) warrants to purchase Common Stock, Preferred Stock or any combination thereof (“Warrants”), and (d) Units consisting of one or more shares of Common Stock, Preferred Stock or Warrants or any combination thereof (“Units”). The Common Stock, Preferred Stock, Warrants and Units are collectively referred to herein as the “Securities.”
I am acting as counsel for the Company in connection with the resale of the Shares. I have examined signed copies of the Registration Statement as filed with the Commission. I have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to me by the Company, stock record books of the Company as provided to me by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as I have deemed necessary for purposes of rendering the opinions hereinafter set forth.
In my examination of the foregoing documents, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.
Based upon the foregoing, I am of the opinion that:
     1. With respect to the Common Stock, when the Board of Directors of the Company or a duly authorized committee of such Board (such Board of Directors or committee being referred to herein as the “Board”) has taken all necessary corporate action to approve the issuance and establish the terms of the offering of shares of the Common Stock and related matters and when such shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with such Board action, such shares of Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board) will be duly authorized, legally issued, fully paid and nonassessable.
     2. With respect to the Preferred Stock, when the Board has taken all necessary corporate action to approve the issuance and establish the terms of any particular series of Preferred Stock, the offering thereof and related matters, including the filing of a certificate of designations conforming to the Delaware General Corporation Law regarding the Preferred Stock with the Secretary of State of the State of Delaware, and when shares of such series of Preferred Stock have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with such Board action, such shares of such series of Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board) will be duly authorized, legally issued, fully paid and nonassessable.
     3. With respect to the Warrants, when (a) one or more agreements incorporating the terms and other provisions thereof has been duly executed and delivered by the Company and a warrant agent (a “Warrant Agreement”), (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of the Warrants, the terms of the offering of such Warrants, and related matters, (c) the Warrant certificates have been duly executed and authenticated or countersigned in accordance with the terms of the appropriate Warrant Agreement, and (d) the Warrants have been issued and sold in the manner contemplated by the Registration Statement and in accordance with the applicable Warrant Agreement, the Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law), and by requirements of reasonableness, good faith and fair dealing.
     4. With respect to the Units, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Units, the terms of the offering thereof and related matters, (b) the agreement relating to the Units in a form to be included as an exhibit to the Registration Statement has been executed and delivered and (c) the Units have been duly executed, countersigned, delivered and sold in the applicable form as contemplated by the prospectus contained in the Registration Statement and any prospectus supplements relating to the Units, and the Warrants comprising part of the Units will constitute valid and legally binding obligations of the Company, any Common Stock, or

Preferred Stock comprising part of the Units will be validly issued, fully paid and nonassessable and by reason of the offered Securities comprising the Units being valid and legally binding obligations of the Company and/or validly issued, fully paid and nonassessable, the Units themselves will constitute valid and legally binding obligations of the Company.
In connection with the opinions expressed above, I have assumed that at or prior to the time of the delivery of any such Security, the Registration Statement, and any amendments thereto (including post-effective amendments) will have been declared effective, a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby, the authorization of such Security will not have been modified or rescinded by the Board, and there will not have occurred any change in law affecting the validity or enforceability of such Security. I have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable federal or state law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.
I express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware (including the statutory provisions and reported judicial decisions interpreting those laws) and the federal laws of the United States of America.
Please note that I am opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and I disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Regards,
/s/ Amy M. Trombly, Esq.
Amy M. Trombly, Esq.